                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE                                    Contact:  Samuel Cypert
                                                                    313-792-6646

                 MASCO CORPORATION REPORTS RECORD FIRST QUARTER
                    AND INCREASES EARNINGS GUIDANCE FOR 2004

         Taylor, Michigan (May 3, 2004) - Masco Corporation (NYSE: MAS) today reported net sales from continuing operations for the first quarter ended March 31, 2004 increased 19 percent to a first quarter record $2.8 billion compared with $2.4 billion for the first quarter of 2003. Income from continuing operations for the first quarter of 2004 was $241 million compared with $158 million in the first quarter of 2003. Earnings from continuing operations increased to a first quarter record $.52 per common share compared with $.30 per common share for the 2003 first quarter.

         Results for the first quarter 2004 and 2003 include income related to adjustments of the Behr litigation accrual of $.03 and $.02 per common share, after tax, respectively, and incremental income from financial investments of $.03 per common share, after tax compared with first quarter 2003.

         The Company previously announced the planned disposition of several European businesses that are not core to the Company's long-term growth strategy. These businesses had combined 2003 net sales in excess of $350 million and the Company expects net proceeds from the dispositions to exceed $300 million. The dispositions are expected to be completed within the next twelve months. First quarter 2004 results include an after-tax charge aggregating $76 million ($.16 per common share) to reflect those businesses that are expected to be divested at a loss, and after-tax income from their operations of approximately $4 million, both of which are included in discontinued operations. Any gains resulting from the disposition of individual businesses, which are expected later this year, will be recognized as such transactions are completed and are expected to substantially offset the first quarter 2004 charge. Including these discontinued operations and the anticipated loss on the disposition of certain of these businesses, net income for the quarter increased to $168 million compared with $166 million for the 2003 first quarter; earnings increased to $.36 per common share compared with $.32 per common share for the 2003 first quarter.

         The Company's strong first quarter performance, including 19 percent organic sales growth, benefited from market share gains, new products and positive economic conditions impacting new home construction and home improvement markets. First quarter 2003 operating performance was negatively impacted by adverse weather conditions which reduced demand for certain of the Company's products.

         The Company continues to experience better than expected sales performance thus far in 2004, and, based on current business trends, believes that it will achieve record sales and earnings for 2004 with full-year earnings from continuing operations in a range of $2.00 to $2.10 per common share. The new earnings guidance represents an increase from the previous guidance of $1.80 to $1.90 per common share. This year's new earnings guidance includes the benefit of recent common share repurchases and reflects increases in certain operating expenses, including such items as energy, insurance and certain material and freight costs, and excludes first quarter income related to the Behr litigation and the charge for businesses to be divested. The earnings projection does not reflect any potential additional income related to the Behr litigation for the remainder of 2004, as such amounts cannot be predicted.

         Based on current business trends, the Company anticipates that second quarter 2004 earnings from continuing operations will be in a range of $.50 to $.53 per common share compared with second quarter 2003 earnings of $.44 per common share.

         Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.

         A conference call regarding items contained in this release is scheduled for Monday, May 3, 2004 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (913) 981-4910 (confirmation #423996). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of all non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (718) 457-0820 (replay access code #423996) approximately two hours after the end of the call and will continue through May 10, 2004.

         Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or you may visit Masco's website at www.masco.com. For press releases, click on "Investor Relations" and then on "Link to News Center."

         Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # # #

                               MASCO CORPORATION
                        FIRST QUARTER SALES AND EARNINGS


Amounts are in millions, except per share data.

                                                                            Three Months Ended
                                                                                 March 31,
                                                                            -------------------
                                                                            2004           2003
                                                                            ----           ----
Net Sales                                                                 $ 2,806       $ 2,352
Cost of Sales                                                               1,955         1,644
                                                                          -------       -------
      Gross Profit                                                            851           708
Selling, General and Administrative Expenses                                  485           420
(Income) Regarding Litigation Settlement                                      (21)          (13)
                                                                          -------       -------
      Operating Profit                                                        387           301
Other Income (Expense), Net                                                    (1)          (54)
                                                                          -------       -------
      Income from Continuing Operations before Income
         Taxes and Minority Interest                                          386           247
Income Taxes                                                                  140            85
                                                                          -------       -------
      Income from Continuing Operations before
         Minority Interest                                                    246           162
Minority Interest                                                               5             4
                                                                          -------       -------
      Income from Continuing Operations                                       241           158
(Loss) Income from Discontinued Operations, After Income Taxes                (73)            8
                                                                          -------       -------
      Net Income                                                          $   168       $   166
                                                                          =======       =======
Earnings per Common Share (Diluted):
      Income from Continuing Operations                                   $  0.52       $  0.30
      (Loss) Income from Discontinued Operations, After Income Taxes        (0.16)         0.01
                                                                          -------       -------
      Net Income                                                          $  0.36       $  0.32
                                                                          =======       =======
Average Diluted Common Shares Outstanding                                     468           520
                                                                          =======       =======

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has accounted for the 2003 dispositions (Baldwin Hardware, Weiser Lock and The Marvel Group) and the 2004 planned dispositions of certain European businesses as discontinued operations.

FIRST QUARTER 2004

- Net sales from continuing operations for the quarter increased 19 percent with North American sales increasing 18 percent and International sales increasing 26 percent. In local currencies, International sales increased nine percent compared with the first quarter of 2003. The Company's 19 percent organic sales growth benefitted from market share gains, new products and positive economic conditions impacting new home construction and home improvement markets.

- All of the Company's business segments, including its European operations, experienced strong sales growth. Sales of assembled cabinets, paints and stains, installation services, windows and faucets were particularly strong.

- Income from continuing operations for the quarter was $241 million compared with $158 million for the first quarter of 2003.

- Earnings from continuing operations increased to a first quarter record of $.52 per common share (exceeding the Company's recently increased guidance of $.42 to $.44 per common share) compared with $.30 per common share for the 2003 first quarter.

- First quarter 2004 and 2003 results include pre-tax income of $21 million ($.03 per common share, after tax) and $13 million ($.02 per common share, after tax), respectively, related to adjustments of the Behr litigation accrual. Results for first quarter 2004 also include $36 million of pre-tax income ($.05 per common share, after tax) from financial investments compared with $14 million ($.02 per common share, after tax) in the 2003 first quarter.

- The Company previously announced the planned disposition of several European businesses that are not core to the Company's long-term growth strategy. These businesses had combined 2003 net sales in excess of $350 million and the Company expects net proceeds from the dispositions to exceed $300 million.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FIRST QUARTER 2004 (CONTINUED)

     The dispositions are expected to be completed within the next twelve months. First quarter 2004 results include an after-tax charge aggregating $76 million ($.16 per common share) to reflect those businesses that are expected to be divested at a loss, and after-tax income from their operations of approximately $4 million, both of which are included in discontinued operations. Any gains resulting from the disposition of individual businesses, which are expected later this year, will be recognized as such transactions are completed and are expected to substantially offset the first quarter 2004 charge. Including these discontinued operations and the anticipated loss on the disposition of certain of these businesses, net income for the quarter increased to $168 million compared with $166 million for the 2003 first quarter; earnings increased to $.36 per common share compared with $.32 per common share for the 2003 first quarter.

- 2003 results were negatively affected by adverse weather conditions (particularly impacting new residential construction and retail sales in certain parts of the country) that reduced first quarter 2003 results. First quarter 2003 earnings were also adversely affected by the expense resulting from the accelerated vesting of deferred compensation due to the unexpected passing of Masco's President, which reduced earnings by approximately $.03 per common share, after tax.

- Key retailer sales in the quarter, from continuing operations, increased 20 percent compared with a five percent increase in the first quarter of 2003. Combined sales to Home Depot, Lowe's and Wal-Mart in the first quarter of 2004 increased 21 percent compared with a four percent increase in the 2003 first quarter.

- Sales by segment in the 2004 first quarter versus the 2003 first quarter were:

     -    Cabinets and Related Products sales increased 18 percent;

     -    Plumbing Products sales increased 19 percent;

     -    Installation and Other Services sales increased 16 percent;

     -    Decorative Architectural Products sales increased 28 percent; and

     -    Other Specialty Products sales increased 20 percent.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FIRST QUARTER 2004 (CONTINUED)

-    Gross margins were 30.3 percent in the 2004 first quarter compared with
     30.1 percent in the first quarter of 2003.

- Operating profit margins as reported were 13.8 percent in the first quarter of 2004 compared with 12.8 percent in the first quarter of 2003. Excluding the income regarding the litigation settlement of $21 million and $13 million in 2004 and 2003, respectively, and the accelerated benefit expense of $21 million in 2003, operating profit margins were 13.0 percent for the first quarter of 2004 compared with 13.1 percent for the first quarter of 2003.

- Results in the first quarter of 2004 include the effect of previously communicated increases in certain operating expenses, including certain materials, energy, freight, insurance, promotional and other costs, which partially offset the positive impact of higher sales volume.

- SG&A expenses as a percent of sales, including general corporate expense, were 17.3 percent for the first quarter 2004 compared with 17.9 percent in the 2003 first quarter.

- General corporate expense was 1.3 percent of sales in the first quarter of 2004 compared with 1.2 percent in the comparable period of 2003. The increase is primarily attributable to costs and expenses associated with complying with the new requirements of the Sarbanes-Oxley legislation.

- Inventory days were 49 days at March 31, 2004 compared with 58 days at March 31, 2003.

- Accounts receivable days at the end of the first quarter were 53 days compared with 55 days a year ago.

- Accounts payable days at the end of the first quarter improved to 36 days from 34 days a year ago, as the Company continues to negotiate more favorable supplier terms.

- Working capital at March 31, 2004 (defined as accounts receivable and inventories less accounts payable) improved to 18.5 percent of the last twelve months of sales from 21.9 percent a year earlier.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FIRST QUARTER 2004 (CONCLUDED)

- The Company's tax rate was 36.3 percent for the first quarter of 2004 compared with 34.4 percent for the comparable period of the prior year. The increase in the tax rate was due principally to a change in the mix of foreign earnings to countries with higher tax rates and an increase in domestic earnings (relative to total earnings), which are taxed at a higher rate than earnings from the Company's foreign operations. The Company anticipates that its tax rate for 2004 will approximate 36 percent.

- At the end of the quarter, the Company had a strong balance sheet, with $1.2 billion in cash and marketable securities and $2.0 billion in unused bank lines.

- Debt as a percent of total capitalization was 47 percent at both March 31, 2004 and 2003. The Company issued $300 million of three-year notes (floating rate, based on LIBOR plus .25 percent) in the first quarter of 2004, the proceeds of which will be used to retire $261 million of debt due in early May 2004.

- For the twelve months ended March 31, 2004 and March 31, 2003, return on invested capital (as reported) was 11.5 percent and 10.7 percent, respectively. For the twelve months ended March 31, 2004 and March 31, 2003, return on invested capital (as reconciled) was 11.6 percent and 11.5 percent, respectively. The Company continues to believe that it will achieve its 15 percent return on invested capital goal by 2008.

- The Company repurchased approximately 15 million common shares during the quarter and had 33 million common shares remaining under the December 2003 Board of Directors repurchase authorization at March 31, 2004.

- Over the past five quarters, the Company has returned in excess of $1.5 billion to shareholders through share repurchases (50 million shares) and dividends.

- The Company's diluted common shares for purposes of calculating earnings per common share were 468 million for the first quarter of 2004 compared with 520 million for the first quarter of 2003.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR OUTLOOK

- Based on the current market price for the Company's common stock, diluted common shares for the computation of earnings per common share at April 1, 2004 are 461 million; this excludes the impact of any repurchases of common stock subsequent to March 31, 2004.

- The Company continues to experience better than expected sales performance thus far in 2004, and, based on current business trends, believes that it will achieve record sales and earnings for 2004 with full-year earnings from continuing operations in a range of $2.00 to $2.10 per common share. The new earnings guidance represents an increase from the previous guidance of $1.80 to $1.90 per common share.

- The new full-year 2004 guidance assumes that housing starts will remain flat to a decline of five percent compared with 2003. The Company's previous guidance assumed that housing starts would decline five to ten percent compared with 2003. The Company estimates that a one percent change in housing starts equates to approximately a $.02 impact on earnings per common share. Earnings guidance for 2004 also includes a reduction of approximately $.05 per common share resulting from the absence of earnings related to the European businesses to be divested. These businesses have been treated as discontinued operations effective in the first quarter of 2004, which includes the reclassification of their prior period results to discontinued operations. This year's earnings guidance also reflects increases in certain operating expenses, including such items as energy, insurance and certain material and freight costs, and excludes income related to the Behr litigation and the charge for businesses to be divested. Also, the guidance does not include any additional share repurchases subsequent to March 31, 2004.

- Based on current business trends, the Company anticipates that second quarter 2004 earnings from continuing operations will be in a range of $.50 to $.53 per common share compared with second quarter 2003 earnings of $.44 per common share.

                             MASCO CORPORATION
                     BUSINESS AND FINANCIAL HIGHLIGHTS

         Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                      MASCO CORPORATION - 1ST QUARTER 2004

Page
----
  1       Condensed Statements of Income - 2004 & 2003 Quarters

  2       Sales by Segment and Geographic Area - 1st Quarter 2004 & 2003

  3       2004 Quarterly Segment Data

  4       2003 Quarterly Segment Data - Excluding Goodwill Impairment Charge

  5       2003 Quarterly Segment Data - Including Goodwill Impairment Charge

  6       Other Income (Expense), Net

  7       Consolidated Statements of Income  - 1st Quarter 2004 & 2003

  8       Consolidated Balance Sheets

          GAAP Reconciliations:

  9            Sales Growth Excluding Effect of Acquisitions & Currency
               Translation

 10            Operating Profit and Margins

 11            Operating Profit and Shareholders' Equity

 12       Discontinued Operations

                              MASCO CORPORATION
                        CONDENSED STATEMENTS OF INCOME
                          2004 AND 2003 - BY QUARTER
                      RESTATED FOR DISCONTINUED OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                             2004                                 2003
                                                           --------    -----------------------------------------------------------
                                                           QTR. 1        YEAR       QTR. 4       QTR. 3       QTR. 2       QTR. 1
                                                           ------        ----       ------       ------       ------       ------
Net Sales:
  - North America                                          $  2,271    $  8,763    $  2,269     $  2,369     $  2,198     $  1,927
  - International                                               535       1,808         499          454          430          425
                                                           --------    --------    --------     --------     --------     --------
  - Consolidated                                              2,806      10,571       2,768        2,823        2,628        2,352
Cost of Sales                                                 1,955       7,330       1,916        1,949        1,821        1,644
                                                           --------    --------    --------     --------     --------     --------
Gross Profit                                                    851       3,241         852          874          807          708
    (Gross Margin)                                             30.3%       30.7%       30.8%        31.0%        30.7%        30.1%
S,G&A Expense (before GCE, Fixed Asset (Gain) Loss &
  Benefit (Income) Expense)                                     456       1,648         442          426          409          371
    (S,G&A Expense as a % of Sales)                            16.3%       15.6%       16.0%        15.1%        15.6%        15.8%
                                                           --------    --------    --------     --------     --------     --------
Operating Profit (before GCE, Fixed Asset (Gain) Loss,
  Litigation (Income), Benefit (Income) Expense & Goodwill
    Impairment Charge)                                          395       1,593         410          448          398          337
    (Operating Margin)                                         14.1%       15.1%       14.8%        15.9%        15.1%        14.3%
  - North America                                               329       1,433         353          431          373          276
    (Margin)                                                   14.5%       16.4%       15.6%        18.2%        17.0%        14.3%
  - International                                                66         160          57           17           25           61
    (Margin)                                                   12.3%        8.8%       11.4%         3.7%         5.8%        14.4%
General Corporate Expense (GCE)                                  36         109          27           25           29           28
S,G&A Expense as a % of Sales
  (including GCE, Fixed Asset (Gain) Loss & Benefit
  (Income) Expense)                                            17.3%       16.8%       16.9%        16.1%        16.5%        17.9%
(Gain) Loss on Sale of Corporate Fixed Assets                    (7)          3          --            3           --           --
(Income) Regarding Litigation Settlement                        (21)        (72)         (1)         (58)          --          (13)
Accelerated Benefit (Income) Expense, Net                        --          16          --           --           (5)          21
Goodwill Impairment Charge                                       --          53          48            5           --           --
                                                           --------    --------    --------     --------     --------     --------
Operating Profit per F/S                                   $    387    $  1,484    $    336     $    473     $    374     $    301
                                                           ========    ========    ========     ========     ========     ========
Earnings per Common Share (Diluted):
  Income from Continuing Operations                        $   0.52    $   1.61    $   0.32     $   0.53     $   0.44     $   0.30
  (Loss) Income From Discontinued Operations
    and Gain (Loss), Net                                      (0.16)       0.03       (0.13)        0.13         0.02         0.01
                                                           --------    --------    --------     --------     --------     --------
  Net Income                                               $   0.36    $   1.64    $   0.19     $   0.65     $   0.46     $   0.32
                                                           ========    ========    ========     ========     ========     ========

NOTES:

    - Results exclude 2004 planned dispositions as well as operations which were sold in 2003 and treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

    - Operating results for the fourth quarter of 2003 reflect a non-cash, after-tax charge for goodwill impairment of $43 million ($.09 per common share).

    - Operating results reflect charges of $35 million ($.05 per common share, after tax) and $23 million ($.03 per common share, after tax) in the third quarter and second quarter of 2003, respectively for a business unit in the Decorative Architectural Products segment; and $7 million ($.01 per common share, after tax) in the third quarter of 2003 for a business unit in the Plumbing Products segment.

    - As previously disclosed, certain benefits were accelerated and expensed (due to the unexpected passing of the Company's President) in the first quarter of 2003. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

    - Income from discontinued operations in the third quarter of 2003 includes an after-tax net gain from the sale of Baldwin, Weiser and Marvel totaling $53 million ($.11 per common share) and income from nine months of operations of $21 million ($.03 per common share, after tax).

    - Income (loss) from discontinued operations in the fourth quarter of 2003 includes a non-cash, after-tax charge for goodwill impairment of $71 million ($.15 per common share).

    - Per common share amounts for the four quarters of 2003 do not total to the per common share amount for the year due to the timing of capital stock transactions and the effect of contingently issuable shares.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                             1ST QUARTER 2004 & 2003
                              (DOLLARS IN MILLIONS)

                                      1st Quarter     1st Qtr '04
                                     -------------        vs.
                                     2004     2003    1st Qtr '03
                                     ----     ----    -----------
Cabinets & Related Products         $  779   $  658   +       18%
Plumbing Products                      739      623   +       19%
Installation & Other Services          630      542   +       16%
Decorative Architectural Products      370      288   +       28%
Other Specialty Products               288      241   +       20%
                                    ------   ------
   Total                            $2,806   $2,352   +       19%
                                    ======   ======

North America                       $2,271   $1,927   +       18%
International, principally Europe      535      425   +       26%
                                    ------   ------
   Total, as above                  $2,806   $2,352   +       19%
                                    ======   ======

NOTES:

-   Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales also increased 19 percent, North American net sales increased 17 percent and International net sales increased 26 percent. International sales in local currencies increased nine percent compared with the first quarter of 2003 (see page 9 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                              (DOLLARS IN MILLIONS)

                                               Year    Qtr. 4  Qtr. 3  Qtr. 2   Qtr. 1
                                              ------   ------  ------  ------   ------
Net Sales:
- Cabinets and Related Products                                                 $  779
- Plumbing Products                                                                739
- Installation and Other Services                                                  630
- Decorative Architectural Products                                                370
- Other Specialty Products                                                         288
                                              ------   ------  ------  ------   ------
- TOTAL                                                                          2,806
                                              ======   ======  ======  ======   ======

- North America                                                                  2,271
- International, principally Europe                                                535
                                              ------   ------  ------  ------   ------
- TOTAL, AS ABOVE                                                                2,806
                                              ======   ======  ======  ======   ======

Operating Profit:
- Cabinets and Related Products                                                    109
- Plumbing Products                                                                 96
- Installation and Other Services                                                   81
- Decorative Architectural Products                                                 64
- Other Specialty Products                                                          45
                                              ------   ------  ------  ------   ------
- TOTAL                                                                            395
                                              ======   ======  ======  ======   ======

- North America                                                                    329
- International, principally Europe                                                 66
                                              ------   ------  ------  ------   ------
- TOTAL, AS ABOVE                                                                  395
                                              ======   ======  ======  ======   ======

General Corporate Expense (GCE)                                                     36

(Gain) on Sale of Corporate Fixed Assets                                            (7)

(Income) Regarding Litigation Settlement                                           (21)
                                              ------   ------  ------  ------   ------
Operating Profit (after GCE and Adjustments)                                       387

Other Income (Expense), Net                                                         (1)
                                              ------   ------  ------  ------   ------
Income from Continuing Operations Before
 Income Taxes and Minority Interest                                             $  386
                                              ======   ======  ======  ======   ======

Margins:
- Cabinets and Related Products                                                   14.0%
- Plumbing Products                                                               13.0%
- Installation and Other Services                                                 12.9%
- Decorative Architectural Products                                               17.3%
- Other Specialty Products                                                        15.6%
- TOTAL                                                                           14.1%

- North America                                                                   14.5%
- International, principally Europe                                               12.3%
- TOTAL, AS ABOVE                                                                 14.1%

NOTES:

- Data exclude discontinued operations.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding litigation settlement and the
  (gain) on sale of Corporate fixed assets.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2003
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                 Year        Qtr. 4       Qtr. 3       Qtr. 2       Qtr. 1
                                               --------     --------     --------     --------     --------
Net Sales:
- Cabinets and Related Products                $  2,879     $    765     $    761     $    695     $    658
- Plumbing Products                               2,684          694          692          675          623
- Installation and Other Services                 2,411          642          642          585          542
- Decorative Architectural Products               1,449          350          418          393          288
- Other Specialty Products                        1,148          317          310          280          241
                                               --------     --------     --------     --------     --------
- TOTAL                                          10,571        2,768        2,823        2,628        2,352
                                               ========     ========     ========     ========     ========

- North America                                   8,763        2,269        2,369        2,198        1,927
- International, principally Europe               1,808          499          454          430          425
                                               --------     --------     --------     --------     --------
- TOTAL, AS ABOVE                                10,571        2,768        2,823        2,628        2,352
                                               ========     ========     ========     ========     ========

Operating Profit:
- Cabinets and Related Products                     441          127          122          110           82
- Plumbing Products                                 360           83           96           95           86
- Installation and Other Services                   368           93          110           88           77
- Decorative Architectural Products                 215           48           57           55           55
- Other Specialty Products                          209           59           63           50           37
                                               --------     --------     --------     --------     --------
- TOTAL                                           1,593          410          448          398          337
                                               ========     ========     ========     ========     ========

- North America                                   1,433          353          431          373          276
- International, principally Europe                 160           57           17           25           61
                                               --------     --------     --------     --------     --------
- TOTAL, AS ABOVE                                 1,593          410          448          398          337
                                               ========     ========     ========     ========     ========

General Corporate Expense (GCE)                     109           27           25           29           28

Loss on Sale of Corporate Fixed Assets                3            -            3            -            -

(Income) Regarding Litigation Settlement            (72)          (1)         (58)           -          (13)

Accelerated Benefit (Income) Expense, Net            16            -            -           (5)          21
                                               --------     --------     --------     --------     --------
Operating Profit (after GCE and Adjustments)      1,537          384          478          374          301

Other Income (Expense), Net                        (204)         (57)         (60)         (33)         (54)
                                               --------     --------     --------     --------     --------
Income from Continuing Operations Before
 Income Taxes and Minority Interest            $  1,333     $    327     $    418     $    341     $    247
                                               ========     ========     ========     ========     ========

Margins:
- Cabinets and Related Products                    15.3%        16.6%        16.0%        15.8%        12.5%
- Plumbing Products                                13.4%        12.0%        13.9%        14.1%        13.8%
- Installation and Other Services                  15.3%        14.5%        17.1%        15.0%        14.2%
- Decorative Architectural Products                14.8%        13.7%        13.6%        14.0%        19.1%
- Other Specialty Products                         18.2%        18.6%        20.3%        17.9%        15.4%
- TOTAL                                            15.1%        14.8%        15.9%        15.1%        14.3%

- North America                                    16.4%        15.6%        18.2%        17.0%        14.3%
- International, principally Europe                 8.8%        11.4%         3.7%         5.8%        14.4%
- TOTAL, AS ABOVE                                  15.1%        14.8%        15.9%        15.1%        14.3%

NOTES:

- Data exclude discontinued operations, including operations sold in 2003 and 2004 planned dispositions.

- Operating results for the fourth quarter of 2003 exclude a non-cash, pre-tax charge for goodwill impairment of $48 million ($.09 per common share, after tax). The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($17 million) and the Other Specialty Products segment ($31 million).

- Operating results reflect charges of $35 million ($.05 per common share, after tax), including $5 million for impairment of goodwill, and $23 million ($.03 per common share, after tax) in the third quarter and second quarter of 2003, respectively, for a business unit in the Decorative Architectural Products segment; and $7 million ($.01 per common share, after tax) in the third quarter of 2003 for a business unit in the Plumbing Products segment.

- Due to the unexpected passing of the Company's President and Chief Operating Officer, certain benefits were accelerated and expensed in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income relating to this liability as the obligation was marked to market, based on the Company's stock price. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding litigation settlement and the loss on sale of Corporate fixed assets.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2003
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                 Year        Qtr. 4       Qtr. 3       Qtr. 2       Qtr. 1
                                               --------     --------     --------     --------     --------
Net Sales:
- Cabinets and Related Products                $  2,879     $    765     $    761     $    695     $    658
- Plumbing Products                               2,684          694          692          675          623
- Installation and Other Services                 2,411          642          642          585          542
- Decorative Architectural Products               1,449          350          418          393          288
- Other Specialty Products                        1,148          317          310          280          241
                                               --------     --------     --------     --------     --------
- TOTAL                                          10,571        2,768        2,823        2,628        2,352
                                               ========     ========     ========     ========     ========

- North America                                   8,763        2,269        2,369        2,198        1,927
- International, principally Europe               1,808          499          454          430          425
                                               --------     --------     --------     --------     --------
- TOTAL, AS ABOVE                                10,571        2,768        2,823        2,628        2,352
                                               ========     ========     ========     ========     ========

Operating Profit:
- Cabinets and Related Products                     441          127          122          110           82
- Plumbing Products                                 343           66           96           95           86
- Installation and Other Services                   368           93          110           88           77
- Decorative Architectural Products                 210           48           52           55           55
- Other Specialty Products                          178           28           63           50           37
                                               --------     --------     --------     --------     --------
- TOTAL                                           1,540          362          443          398          337
                                               ========     ========     ========     ========     ========

- North America                                   1,433          353          431          373          276
- International, principally Europe                 107            9           12           25           61
                                               --------     --------     --------     --------     --------
- TOTAL, AS ABOVE                                 1,540          362          443          398          337
                                               ========     ========     ========     ========     ========

General Corporate Expense (GCE)                     109           27           25           29           28

Loss on Sale of Corporate Fixed Assets                3            -            3            -            -

(Income) Regarding Litigation Settlement            (72)          (1)         (58)           -          (13)

Accelerated Benefit (Income) Expense, Net            16            -            -           (5)          21
                                               --------     --------     --------     --------     --------
Operating Profit (after GCE and Adjustments)      1,484          336          473          374          301

Other Income (Expense), Net                        (204)         (57)         (60)         (33)         (54)
                                               --------     --------     --------     --------     --------
Income from Continuing Operations Before
 Income Taxes and Minority Interest            $  1,280     $    279     $    413     $    341     $    247
                                               ========     ========     ========     ========     ========

Margins:
- Cabinets and Related Products                    15.3%        16.6%        16.0%        15.8%        12.5%
- Plumbing Products                                12.8%         9.5%        13.9%        14.1%        13.8%
- Installation and Other Services                  15.3%        14.5%        17.1%        15.0%        14.2%
- Decorative Architectural Products                14.5%        13.7%        12.4%        14.0%        19.1%
- Other Specialty Products                         15.5%         8.8%        20.3%        17.9%        15.4%
- TOTAL                                            14.6%        13.1%        15.7%        15.1%        14.3%

- North America                                    16.4%        15.6%        18.2%        17.0%        14.3%
- International, principally Europe                 5.9%         1.8%         2.6%         5.8%        14.4%
- TOTAL, AS ABOVE                                  14.6%        13.1%        15.7%        15.1%        14.3%

NOTES:

- Data exclude discontinued operations, including operations sold in 2003 and 2004 planned dispositions.

- Operating results for the fourth quarter of 2003 reflect a non-cash, pre-tax charge for goodwill impairment of $48 million ($.09 per common share, after tax). The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($17 million) and the Other Specialty Products segment ($31 million).

- Operating results reflect charges of $35 million ($.05 per common share, after tax), including $5 million for impairment of goodwill, and $23 million ($.03 per common share, after tax) in the third quarter and second quarter of 2003, respectively, for a business unit in the Decorative Architectural Products segment; and $7 million ($.01 per common share, after tax) in the third quarter of 2003 for a business unit in the Plumbing Products segment.

- Due to the unexpected passing of the Company's President and Chief Operating Officer, certain benefits were accelerated and expensed in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income relating to this liability as the obligation was marked to market, based on the Company's stock price. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding litigation settlement and the loss on sale of Corporate fixed assets.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                             2004 AND 2003 QUARTERS
                              (DOLLARS IN MILLIONS)

                                                             2004                                       2003
                                             --------------------------------------   -----------------------------------------
                                             YEAR    QTR. 4  QTR. 3  QTR. 2  QTR. 1   YEAR    QTR. 4   QTR. 3   QTR. 2   QTR. 1
                                             -----   ------  ------  ------  ------   -----   ------   ------   ------   ------
Interest Expense                                                             $  (53)  $(261)  $  (60)  $  (67)  $  (67)  $  (67)

Income from Cash and Cash Investments                                             2       8        2        2        2        2

Other Interest Income                                                             2       8        3        2        1        2

Income from Financial Investments, Net                                           36      65       13       19       19       14

Loss on Early Retirement of Debt                                                  -      (7)      (4)      (3)       -        -

Gain from Sale of Equity Investment                                               -       5        -        -        5        -

Impairment Charge for Long-Term Investments                                       -     (19)     (10)      (9)       -        -

Other, Net                                                                       12      (3)      (1)      (4)       7       (5)
                                             -----   ------  ------  ------  ------   -----   ------   ------   ------   ------
Total Other Income (Expense), Net                                            $   (1)  $(204)   $ (57)  $  (60)  $  (33)  $  (54)
                                             =====   ======  ======  ======  ======   =====   ======   ======   ======   ======

NOTES:

- Data exclude discontinued operations.

- Income from financial investments, net for the first quarter of 2004 includes $16 million of net realized gains related to the sale of marketable securities.

- Other, net for the first quarter of 2004 includes realized currency gains of approximately $6 million.

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                FOR THE THREE MONTHS ENDED MARCH 31, 2004 & 2003
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                           Three Months Ended
                                                                                                 March 31,
                                                                                     %     ------------------
Line                                                                               Change    2004     2003
---                                                                                ------  -------  ---------
 1  Net Sales                                                                        19%   $ 2,806  $   2,352
 2  Cost of Sales                                                                    19%     1,955      1,644
                                                                                           -------  ---------
 3  Gross Profit                                                                     20%       851        708
                                                                                           -------  ---------
    Operating Profit:
 4   - Before GCE, Litigation (Income), (Gain) on Sale of Fixed Assets and
       Accelerated Benefit Expense (3-9)                                             17%       395        337
 5   - After GCE, Litigation (Income), (Gain) on Sale of Fixed Assets and
       Accelerated Benefit Expense (3-10-11)                                         29%       387        301
                                                                                           -------  ---------
    S,G&A Expense:
 6   - General Corporate Expense (GCE)                                               29%        36         28
 7   - (Gain) on Sale of Corporate Fixed Assets                                       0%        (7)         -
 8   - Accelerated Benefit Expense                                                 -100%         -         21
 9   - All Other                                                                     23%       456        371
                                                                                           -------  ---------
10   - Total S,G&A Expense                                                           15%       485        420
                                                                                           -------  ---------
11  (Income) Regarding Litigation Settlement                                         62%       (21)       (13)
12  Other Income (Expense), Net                                                     -98%        (1)       (54)
13  Income from Continuing Operations Before Income Taxes
    and Minority Interest (5+12)                                                     56%       386        247
14  Income Taxes                                                                     65%       140         85
    (Tax Rate)                                                                                36.3%      34.4%
                                                                                           -------  ---------
15  Income from Continuing Operations Before Minority Interest                       52%       246        162
16  Minority Interest                                                                           (5)        (4)
                                                                                           -------  ---------
17  Income from Continuing Operations                                                53%       241        158
18  (Loss) Income from Discontinued Operations, After Income Taxes                   25%       (73)         8
                                                                                           -------  ---------
19  Net Income                                                                        1%   $   168  $     166
                                                                                           =======  =========
    Earnings Per Common Share (Diluted):
      Income from Continuing Operations                                              71%   $  0.52  $    0.30
      (Loss) Income from Discontinued Operations, After Income Taxes                         (0.16)      0.01
                                                                                           -------  ---------
      Net Income                                                                     12%   $  0.36  $    0.32
                                                                                           =======  =========
    Average (Diluted) Common Shares                                                 -10%       468        520

                                                                                       As a Percent of Sales
                                                                                   Three Months Ended March 31,
                                                                                   ----------------------------
Line                                                                                 2004               2003
---                                                                                --------           --------
 1  Net Sales                                                                         100.0%           100.0%
 2  Cost of Sales                                                                      69.7%            69.9%
                                                                                   --------           ------
 3  Gross Profit                                                                       30.3%            30.1%
                                                                                   --------           ------
    Operating Profit:
 4   - Before GCE, Litigation (Income), (Gain) on Sale of Fixed Assets
       and Accelerated Benefit Expense (3-9)                                           14.1%            14.3%
 5   - After GCE, Litigation (Income), (Gain) on Sale of Fixed Assets
       and Accelerated Benefit Expense (3-10-11)                                       13.8%            12.8%

    S,G&A Expense:
 6   - General Corporate Expense (GCE)                                                  1.3%             1.2%
 7   - (Gain) on Sale of Corporate Fixed Assets                                        -0.2%             0.0%
 8   - Accelerated Benefit Expense                                                      0.0%             0.9%
 9   - All Other                                                                       16.3%            15.8%
                                                                                   --------           ------
10   - Total S,G&A Expense                                                             17.3%            17.9%
                                                                                   --------           ------
11  (Income) Regarding Litigation Settlement                                           -0.7%            -0.6%
12  Other Income (Expense), Net                                                         0.0%            -2.3%
13  Income from Continuing Operations Before Income Taxes
    and Minority Interest (5+12)                                                       13.8%            10.5%
14  Income Taxes                                                                        5.0%             3.6%
    (Tax Rate)
                                                                                   --------           ------
15  Income from Continuing Operations Before Minority Interest                          8.8%             6.9%
16  Minority Interest                                                                  -0.2%            -0.2%
                                                                                   --------           ------
17  Income from Continuing Operations                                                   8.6%             6.7%
18  (Loss) Income from Discontinued Operations, After Income Taxes                     -2.6%             0.3%
                                                                                   --------           ------
19  Net Income                                                                          6.0%             7.1%
                                                                                   ========           ======
    Earnings Per Common Share (Diluted):
      Income from Continuing Operations
      (Loss) Income from Discontinued Operations, After Income Taxes

      Net Income

    Average (Diluted) Common Shares

NOTE:

Data exclude discontinued operations.

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                                        March 31,  December 31,
                                                           2004        2003
                                                        ---------  ------------
ASSETS
Current Assets:
   Cash and Cash Investments                            $     624  $        795
   Receivables                                              1,820         1,674
   Inventories                                              1,033         1,019
   Prepaid Expenses and Other                                 270           316
                                                        ---------  ------------
      Total Current Assets                                  3,747         3,804
Property and Equipment, Net                                 2,153         2,339
Goodwill                                                    4,417         4,491
Other Intangible Assets, Net                                  338           344
Assets of Discontinued Operations                             331            --
Other Assets                                                1,263         1,171
                                                        ---------  ------------
      Total Assets                                      $  12,249  $     12,149
                                                        ========== ============
LIABILITIES
Current Liabilities:
   Notes Payable                                        $     313  $        334
   Accounts Payable                                           808           715
   Accrued Liabilities                                        986         1,050
                                                        ---------  ------------
      Total Current Liabilities                             2,107         2,099
Long-Term Debt                                              4,197         3,848
Liabilities of Discontinued Operations                         99            --
Deferred Income Taxes and Other                               719           746
                                                        ---------  ------------
      Total Liabilities                                     7,122         6,693

SHAREHOLDERS' EQUITY                                        5,127         5,456
                                                        ---------  ------------
      Total Liabilities and Shareholders' Equity        $  12,249  $     12,149
                                                        ========== ============

                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                              (DOLLARS IN MILLIONS)

                                                          Three Months Ended March 31,
                                                          ----------------------------
                                                            2004               2003
                                                          -------            ---------
Consolidated Net Sales, as reported                       $ 2,806            $   2,352
 - Acquisitions                                               (16)                   -
                                                          -------            ---------
Consolidated Net Sales (excl. acquisitions)               $ 2,790            $   2,352
                                                          =======            =========
North American Net Sales, as reported                     $ 2,271            $   1,927
 - Acquisitions                                               (16)                   -
                                                          -------            ---------
North American Net Sales (excl. acquisitions)             $ 2,255            $   1,927
                                                          =======            =========
International Net Sales, as reported                      $   535            $     425
 - Acquisitions                                                 -                    -
                                                          -------            ---------
International Net Sales (excl. acquisitions)                  535                  425
 - Currency Translation                                       (73)                   -
                                                          -------            ---------
International Net Sales (excl. acquisitions & currency)   $   462            $     425
                                                          =======            =========

NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
               GAAP RECONCILIATION OF OPERATING PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)

                                                THREE MONTHS ENDED MARCH 31,
                                            ----------------------------------
                                                 2004                2003
                                            --------------     ---------------
Operating Profit, As Reported               $ 387     13.8%    $ 301      12.8%
Accelerated Benefit Expense                     -                 21
(Income) Regarding Litigation Settlement      (21)               (13)
                                            -----              -----
Operating Profit, As Reconciled             $ 366     13.0%    $ 309      13.1%
                                            =====              =====

NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                              (DOLLARS IN MILLIONS)

                                                                       TWELVE MONTHS ENDED
                                                                            MARCH 31,
                                                                  ------------------------------
                                                                       2004            2003
                                                                  --------------  --------------
Operating Profit, As Reported                                     $        1,570  $        1,355
Goodwill Impairment Charge                                                    53               -
European Charges                                                              54               -
(Income) from Planned Disposition of a Business                                -             (16)
(Income) Charge Regarding Litigation Settlement, Net                         (80)            134
                                                                  --------------  --------------
Operating Profit, As Reconciled                                   $        1,597  $        1,473
                                                                  ==============  ==============

                                                                       TWELVE MONTHS ENDED
                                                                            MARCH 31,
                                                                  ------------------------------
                                                                       2004            2003
                                                                  --------------  --------------
Shareholders' Equity, As Reported                                 $        5,127  $        5,199
Goodwill Impairment Charge (after tax)                                        48               -
European Charges (after tax)                                                  38               -
(Income) from Planned Disposition of a Business (after tax)                    -             (10)
(Income) Charge Regarding Litigation Settlement, Net (after tax)             (50)             84
                                                                  --------------  --------------
Shareholders' Equity, As Reconciled                               $        5,163  $        5,273
                                                                  ==============  ==============

NOTES:

Data for the twelve months ended March 31, 2003 has not been restated to exclude discontinued operations (operations sold in 2003 or 2004 planned dispositions).

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided to explain the calculation of return on invested capital ("ROIC") which is calculated as after-tax operating profit (last twelve months) divided by average debt (net of cash) and average shareholder's equity.

                                MASCO CORPORATION
                             DISCONTINUED OPERATIONS
                              (DOLLARS IN MILLIONS)

                                                                  Three Months Ended
                                                                       March 31,
                                                                  ------------------
                                                                   2004       2003
                                                                  ------     -------
Net Sales                                                         $   95     $   147
                                                                  ======     =======
Income Before Income Taxes                                        $    6     $    13
Impairment Of Assets Of Discontinued Operations                      (64)          -
Income Taxes                                                         (15)         (5)
                                                                  ------     -------
(Loss) Income From Discontinued Operations, After Income Taxes    $  (73)    $     8
                                                                  ======     =======

The unusual relationship between income tax expense and income before income taxes (including the loss on disposition of businesses) in 2004 results primarily from the expected loss providing no current tax benefit in the countries where the loss is anticipated to be incurred and from the expensing of deferred tax assets of the discontinued operations which are no longer expected to be realized.

Discontinued operations represent results of European businesses which are planned to be divested in 2004 as well as businesses sold in 2003 and treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."